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                                                                                                                     Exhibit 12
                                                                                                                     ----------
                                            PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                           FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                                             (Unaudited)

                                                                                                Six Months Ended June 30,
($ in thousands)                                                                                2002                 2001
                                                                                             ------------         ------------
Income before provision for income taxes and after minority interests                            $ 8,337              $ 6,581

Undistributed equity income                                                                            -                 (110)

Minority interest income of subsidiaries with fixed charges                                        4,546                7,023
                                                                                             ------------         ------------

     Adjusted earnings                                                                            12,883               13,494
                                                                                             ------------         ------------

Interest on debt                                                                                   5,077                5,780

Loan fees                                                                                            513                  163
                                                                                             ------------         ------------

     Total fixed charges                                                                           5,590                5,943
                                                                                             ------------         ------------

Total available earnings before fixed charges                                                   $ 18,473              $19,437
                                                                                             ============         ============

Ratio                                                                                                3.3                  3.3
                                                                                             ============         ============
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